EXHIBIT 10.44

                    MEMORANDUM OF UNDERSTANDING AND AGREEMENT

November 26, 2002

The purpose of this memorandum ("MOUA") is to memorialize the terms and understanding between SSP Solutions, Inc. (SSP), Pulsar Data Systems, Inc. ("Pulsar") and Electronic Data Systems Corporation ("EDS"), related to monies currently owed to EDS by Pulsar for Hardware Resale purchases to Pulsar. SSP Solutions, Inc. ("SSP") is the parent of Pulsar. Pulsar, EDS and SSP, are collectively known as "the Parties." This memorandum is to serve as a binding understanding between the Parties.

The Terms and Conditions are as follows:

1) AMOUNTS PAST DUE UNDER THE PULSAR FULFILLMENT ARRANGEMENT: That SSP will pay EDS $1,120,203.16, plus interest (the remaining balance of Invoice #2 EDS-Pulsar in the amount of $341,302.93 has been accruing interest since the original due date of December 28, 2001; the complete balance of Invoice#3 EDS-Pulsar in the amount of $779,042.87 has been accruing interest since the original due date of January 25, 2002), related to past due invoices involving computers and related products purchased and shipped by EDS on behalf of Pulsar ("Obligation"), less $83,456 (plus accrued interest of $6,259.20, as of October 30, 2002) that is due from EDS to SSP for equipment and/or services relative to the Herndon laboratory. The terms of payment are as follows:

     a)   Initial partial payment of $46,675.14 due on or before December 1,
          2002
     b) Subsequent payments of $23,337.57 will be due on the first business day of each month thereafter
     c) The remaining principal balance of the Obligation will be due on December 1, 2003 - the "Balloon Payment."
     d) The interest rate on the Obligation will be Citibank prime + 2%( a total of 6.75% as of November 25, 2002). Said interest will continue to accrue monthly on the unpaid principal balance.
     e) All interest accrued on the Obligation as of the Balloon Payment will be paid December 31, 2003.
     f)   Additional Payments to be credited against the Obligation:
          i) As of the date of this MOUA, 50% of SSP's future gross profit on sales pursuits through EDS will be paid to EDS by SSP within 10 business days of SSP's receipt of payment.
          ii) Should SSP sell all or part of Pulsar and receive cash payments, then 75% of the cash received will be paid to EDS within 10 business days of SSP receiving funds.
          iii) Should SSP receive a cash investment from any means, including but not limited to: raise of additional capital, teaming agreement, partial or complete sale to a third party, totaling in the aggregate $5 million or more, then, subject to the terms of the cash investment EDS will be paid in full (100% of the remaining balance, including interest) within 10 business days of SSP verifying receipt of funds.

          iv) Should EDS purchase goods or services from SSP, then 50% of the gross revenue on those sales will be credited against the Obligation..

Provided that SSP makes these payments, EDS will not bring any legal action against SSP or Pulsar for the Obligation.

2) SECURITY: Pursuant to the above mentioned amounts payable to EDS, for value received, SSP hereby grants to EDS a continuing security interest in property now owned or hereafter acquired, including accounts, chattel paper, equipment, general intangibles, inventory, causes of actions and instruments, (hereinafter the "Collateral") to secure the payment of indebtedness to EDS subject to any properly perfected existing liens as governed by Division 9 of the California Commercial Code.

EVENTS OF DEFAULT. Each of the following constitutes an "EVENT OF DEFAULT" under this MOUA:

     a) FAILURE TO PAY OBLIGATIONS. The failure, refusal or neglect of SSP to make payment of the Obligations, or any portion thereof as the same shall become due and payable, provided EDS provides written notice to SSP of such failure and SSP shall not have cured within five business days after receipt of notice; or
     b) DEFAULT TO THIRD PARTY. The occurrence of any event which permits the acceleration of the maturity of any secured indebtedness in excess of $100,000 owing by SSP to any third party under any agreement or undertaking
     c)   BANKRUPTCY OR INSOLVENCY. If SSP:
          i) makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; or

          ii) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "APPLICABLE BANKRUPTCY LAW") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; or

          iii) LIQUIDATION AND RELATED EVENTS. If SSP liquidates, dissolves, is acquired or sells substantially all of its assets.

          iv) EXECUTION ON COLLATERAL. The Collateral or any substantial portion thereof is taken on execution or other process of law in any action against SSP; or

          v) ABANDONMENT. SSP abandons the Collateral or any substantial portion thereof; or

          vi) ACTION BY OTHER LIENHOLDER. The holder of any lien or security interest in excess of $100,000 in the Collateral declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

4) REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein or otherwise available, EDS may exercise one or more of the rights and remedies provided in this section.
     a) REMEDIES. EDS may from time to time at its discretion, without limitation:

          i) exercise in respect of the Collateral all the rights and remedies of a secured party under the law;
          ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

     b) OTHER RECOURSE. SSP waives any right to require EDS to proceed against any third party, exhaust any Collateral or other security for the Obligation, or to have any third party joined with SSP in any suit arising out of the Obligation, or pursue any other remedy available to EDS. SSP further waives any and all notice of acceptance of this MOUA and of the creation, modification, rearrangement, renewal or extension of the Obligation. SSP further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until the Obligation has been paid in full, SSP shall have no right of subrogation and SSP waives the right to enforce any remedy which EDS has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by EDS (with the exception of sales to EDS customers, for which funds are being paid by SSP to
          EDS).

     c) ATTORNEY'S FEES. In any action to enforce this MOUA, the prevailing party shall be entitled to recover all court costs and expenses and reasonable attorneys' fees, in addition to any other relief to which it may be entitled.

5) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict of law principles thereof.

This MOUA constitutes the entire understanding between the Parties with respect to the subject matter herein, may be executed in one or more counterparts, all of which shall constitute one and the same understanding, and may be amended only in writing executed by the Parties. Should any portion of this MOUA be contrary to law, then the remaining provisions shall remain in effect.

Agreed to and Accepted by:

SSP SOLUTIONS, INC.

By: /S/  Marvin J. Winkler
    -------------------------------------
Name:
Title:
Date:

PULSAR DATA SYSTEMS, INC.

By: /S/  Marvin J. Winkler
    -------------------------------------
Name:
Title:
Date:

ELECTRONIC DATA SYSTEMS CORPORATION

By: /S/
    -------------------------------------
Name:
Title:
Date: